Exhibit 99.1
Complete Production Services, Inc. Reports Fourth Quarter 2009 Results
Houston—(Business Wire)—February 2, 2010— Complete Production Services, Inc. (NYSE: CPX) today reported fourth quarter revenue of $251.4 million, operating loss of $114.9 million and a net loss of $103.5 million, or $1.38 per diluted share. Fourth quarter results include $102.1 million in pre-tax, non-cash charges ($1.21 per diluted share). The non-cash charges impacted the Completion and Production Services segment and included $100.1 million related to goodwill and other intangible asset impairments and $2.0 million related to fixed asset retirements. Modified EBITDA (as defined below) for the fourth quarter of 2009 was $34.4 million, an increase of 26% over the third quarter of 2009.
Revenue for the Completion and Production Services segment during the fourth quarter of 2009 was $215.6 million, an increase of 9% over the prior quarter. Modified EBITDA for the segment was $38.7 million, up 11% versus the third quarter of 2009. Segment Modified EBITDA margin was 17.9% during the fourth quarter versus 17.6% for the quarter ending September 30, 2009. The improved performance of the segment is attributable to increased activity levels in Complete’s core basins, partially offset by lower activity levels in Mexico.
Fourth quarter Drilling Services segment revenue was $29.2 million, versus $25.4 million reported for the prior quarter. The segment reported Modified EBITDA of $2.9 million compared to a loss of $2.4 million in the third quarter of 2009. The segment was positively impacted by a significant reduction in bad debt expense and improvements in activity levels and service mix relative to the third quarter.
For the full year 2009, Complete’s revenue was $1.06 billion, a decrease of 42% from full year 2008, operating loss was $187.9 million versus an operating profit of $47.0 million in 2008 and Modified EBITDA was $163.4 million, compared to $500.2 million during the prior year. Cash flow from operations totaled $286.3 million and capital expenditures were limited to $38.5 million during 2009 resulting in a cash balance of $77.4 million and an undrawn credit facility at December 31, 2009.
“Our dedicated employees successfully stepped up to the challenges of 2009 and we are well positioned to benefit from improving market conditions,” commented Joe Winkler, Chairman and CEO. “Activity levels increased steadily during the fourth quarter and continue to improve in the early days of 2010, particularly for horizontal oil and gas wells requiring multi-stage completions.”
“We are optimistic about near-term improvements in our markets; however, it is difficult to assess the magnitude and duration of the recovery which will be influenced by several variables including industrial demand for hydrocarbons, natural gas supplies and outlook for future prices. We are confident in the longer-term outlook for North America and remain well positioned to capitalize on increasing levels of service intensity in our core unconventional resource plays,” concluded Mr. Winkler.
Complete Production Services, Inc. is a leading oilfield service provider focused on the completion and production phases of oil and gas wells. The company has established a significant presence in unconventional oil and gas plays in North America that it believes have the highest potential for long-term growth.

Complete will hold a conference call to discuss fourth quarter 2009 results on Wednesday, February 3, 2010 at 8:30 a.m. Eastern Time. To participate in the live conference call, dial (866) 700-6293 at least ten minutes prior to the scheduled start of the call. When prompted, provide the passcode: 58072783. The conference call will be available for replay beginning at 11:30 a.m. on February 3, 2010 and will be available until February 10, 2010. To access the conference call replay, please call (888) 286-8010 and use the passcode: 57541559. The call is also being webcast and can be accessed at our website at www.completeproduction.com.
The foregoing contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements are those that do not state historical facts and are, therefore, inherently subject to risk and uncertainties. These forward-looking statements include statements regarding future market conditions, the Company’s business objectives in 2010 and the Company’s future success. Such statements are based on current expectations and entail various risks and uncertainties that could cause actual results to differ materially from those forward-looking statements. Such risks and uncertainties include, among other things, risks associated with the general nature of the oilfield service industry and other risks described in the Company’s most recent annual report on Form 10-K and subsequent quarterly reports on Form 10-Q. The Company undertakes no obligation to publicly update or revise any forward-looking statements to reflect events or circumstances that may arise after the date of this press release.
Management evaluates the performance of Complete’s operating segments using non-GAAP financial measures, including Adjusted EBITDA and Modified EBITDA. Adjusted EBITDA is calculated as net income from continuing operations before net interest expense, taxes, depreciation, amortization, impairment charges and minority interest. Modified EBITDA is calculated as Adjusted EBITDA before certain other non-cash charges including fixed asset and inventory write-downs and loss on non-monetary asset exchange. Adjusted EBITDA and Modified EBITDA are not substitutes for GAAP measures of earnings and cash flow. Adjusted EBITDA and Modified EBITDA are used in this press release because our management considers these measures to be important supplemental measures of performance and believes they are used by securities analysts, investors and other interested parties in the evaluation of companies in our industry.
In the second quarter of 2009, management discovered accounting errors at one of its operations in the Rocky Mountain region, which occurred in prior years and impacted operating results for the years ended December 31, 2006, 2007 and 2008. The Company corrected these errors as of June 30, 2009 and made the required adjustments to reported results for certain prior periods, including the three and twelve-month periods ended December 31, 2008. Accordingly, the financial information in this press release for the three and twelve-month periods ended December 31, 2008 has been revised from its original presentation.
For more information, please contact:
Jose Bayardo
Vice President and Chief Financial Officer
281-372-2300

Complete Production Services, Inc.
Consolidated Statements of Operations
For the Quarters and Twelve Months Ended December 31, 2009 and 2008
(unaudited, in thousands except per share amounts)

	Quarter Ended		Twelve Months Ended
	December 31,		December 31,
	2009	Revised 2008	2009	Revised 2008

Revenue:
Services	$244,607	$468,744	$1,012,103	$1,775,813
Products	6,795	18,413	44,291	59,102

	251,402	487,157	1,056,394	1,834,915

Cost of services	172,470	292,666	692,164	1,094,574
Cost of products	4,618	14,476	33,201	41,914
General and administrative expense	41,833	56,248	181,948	198,200
Depreciation and amortization	47,262	51,139	200,732	181,197
Fixed asset and other intangible impairment loss	2,488	—	38,646	—
Goodwill impairment loss	97,643	272,006	97,643	272,006

	366,314	686,535	1,244,334	1,787,891

Income (loss) from continuing operations before interest and taxes	(114,912)	(199,378)	(187,940)	47,024

Interest expense	14,551	15,477	56,895	59,729
Interest income	(36)	(59)	(79)	(301)

Income (loss) from continuing operations before taxes	(129,427)	(214,796)	(244,756)	(12,404)

Tax provision (benefit)	(25,952)	483	(63,088)	72,305

Income (loss) from continuing operations	$(103,475)	$(215,279)	$(181,668)	$(84,709)

Loss from discontinued operations (net of tax)	—	—	—	(4,859)

Net income (loss)	$(103,475)	$(215,279)	$(181,668)	$(89,568)

Basic earnings (loss) per share:
Continuing operations	$(1.38)	$(2.88)	$(2.42)	$(1.15)
Discontinued operations	$—	$—	$—	$(0.07)

	$(1.38)	$(2.88)	$(2.42)	$(1.22)

Diluted earnings (loss) per share:
Continuing operations	$(1.38)	$(2.88)	$(2.42)	$(1.15)
Discontinued operations	$—	$—	$—	$(0.07)

	$(1.38)	$(2.88)	$(2.42)	$(1.22)

Weighted average shares outstanding:
Basic	75,243	74,718	75,095	73,600
Diluted	75,243	74,718	75,095	73,600

Complete Production Services, Inc.
Condensed Consolidated Balance Sheets
As of December 31, 2009 and December 31, 2008
(in thousands)

		Revised
	December 31,	December 31,
	2009	2008
	(unaudited)	(unaudited)
Assets:
Cash	$77,360	$18,500
Other current assets	292,566	420,877
Property, plant and equipment, net	941,133	1,166,686
Goodwill	243,823	341,592
Other long-term assets	33,972	39,698

Total assets	1,588,854	1,987,353

Liabilities and stockholders’ equity:
Current liabilities	91,722	136,440
Long-term debt	650,002	843,842
Long-term deferred tax liabilities	148,240	146,360

Total liabilities	889,964	1,126,642

Common stock	752	748
Treasury stock	(334)	(202)
Additional paid-in capital	636,904	623,988
Retained earnings	42,007	223,675
Cumulative translation adjustment	19,561	12,502

Total stockholders’ equity	698,890	860,711

Total liabilities and stockholders’ equity	$1,588,854	$1,987,353

Complete Production Services, Inc.
Cash Flow Data
For the Twelve Months Ended December 31, 2009
(in thousands)

December 31,
2009
(unaudited)
Cash flows provided by/(used for):
Operating activities	$286,260
Investing activities:
Capital expenditures	$(38,487)
Other investing activities	$19,303
Financing activities	$(207,991)

Complete Production Services, Inc.
Consolidated Segment Information
For the Quarters Ended December 31, 2009 and 2008, and September 30, 2009
and for the Years Ended December 31, 2009 and 2008
(in thousands, except percentages)

	Quarter Ended
		Revised
	December 31,	December 31,	September 30,
	2009	2008	2009
	(unaudited)	(unaudited)	(unaudited)
Revenue:
Completion and production services	$215,603	$407,351	$198,014
Drilling services	29,214	61,393	25,415
Products	6,585	18,413	6,484

Total revenues	$251,402	$487,157	$229,913

Adjusted EBITDA: (1)
Completion and production services	$36,743	$119,341	$31,396
Drilling services	2,942	14,010	(3,757)
Products	1,540	2,468	1,791
Corporate and other	(8,744)	(12,052)	(7,025)

Total Adjusted EBITDA	$32,481	$123,767	$22,405

Adjusted EBITDA as a % of Revenue:
Completion and production services	17.0%	29.3%	15.9%
Drilling services	10.1%	22.8%	-14.8%
Products	23.4%	13.4%	27.6%
Total	12.9%	25.4%	9.7%

	Twelve Months Ended
		Revised
	December 31,	December 31,
	2009	2008
	(unaudited)	(unaudited)
Revenue:
Completion and production services	$897,584	$1,541,709
Drilling services	114,729	234,104
Products	44,081	59,102

Total revenues	$1,056,394	$1,834,915

Adjusted EBITDA: (1)
Completion and production services	$165,787	$467,100
Drilling services	9,641	58,743
Products	7,966	12,677
Corporate and other	(34,313)	(38,293)

Total Adjusted EBITDA	$149,081	$500,227

Adjusted EBITDA as a % of Revenue:
Completion and production services	18.5%	30.3%
Drilling services	8.4%	25.1%
Products	18.1%	21.4%
Total	14.1%	27.3%

(1)	Adjusted EBITDA is a non-GAAP measure used by management, as defined in the last paragraph of this press release.

Footnote:	The 2008 results exclude discontinued operations.

Complete Production Services, Inc.
Reconciliation of Adjusted EBITDA to the Most Comparable GAAP Measure
For the Quarters Ended December 31, 2009 and 2008 and September 30, 2009
And the Twelve Months Ended December 31, 2009 and 2008
(unaudited, in thousands)

	Completion
	& Production	Drilling		Corporate &
	Services	Services	Products	Other	Total
Quarter Ended December 31, 2009:
Adjusted EBITDA	$36,743	$2,942	$1,540	$(8,744)	$32,481
Depreciation & amortization	41,536	4,565	599	562	47,262
Other intangible impairment loss	2,488	—	—	—	2,488
Goodwill impairment loss	97,643	—	—	—	97,643

Operating income (loss)	$(104,924)	$(1,623)	$941	$(9,306)	$(114,912)

Quarter Ended December 31, 2008 (Revised):
Adjusted EBITDA	$119,341	$14,010	$2,468	$(12,052)	$123,767
Depreciation & amortization	44,326	5,434	775	604	51,139
Goodwill impairment loss	243,203	27,410	1,393	—	272,006

Operating income (loss)	$(168,188)	$(18,834)	$300	$(12,656)	$(199,378)

Quarter Ended September 30, 2009:
Adjusted EBITDA	$31,396	$(3,757)	$1,791	$(7,025)	$22,405
Depreciation & amortization	43,744	5,466	603	566	50,379
Fixed asset impairment loss	—	36,158	—	—	36,158

Operating income (loss)	$(12,348)	$(45,381)	$1,188	$(7,591)	$(64,132)

Year Ended December 31, 2009:
Adjusted EBITDA	$165,787	$9,641	$7,966	$(34,313)	$149,081
Depreciation & amortization	174,929	21,067	2,460	2,276	200,732
Fixed asset and other intangible impairment loss	2,488	36,158	—	—	38,646
Goodwill impairment loss	97,643	—	—	—	97,643

Operating income (loss)	$(109,273)	$(47,584)	$5,506	$(36,589)	$(187,940)

Year Ended December 31, 2008:
Adjusted EBITDA	$467,100	$58,743	$12,677	$(38,293)	$500,227
Depreciation & amortization	156,298	19,961	2,537	2,401	181,197
Goodwill impairment loss	243,203	27,410	1,393	—	272,006

Operating income (loss)	$67,599	$11,372	$8,747	$(40,694)	$47,024

Complete Production Services, Inc.
Reconciliation of Modified EBITDA to Most Comparable GAAP Measure
For the Quarters Ended December 31, 2009 and 2008 and September 30, 2009
And the Twelve Months Ended December 31, 2009 and 2008
(unaudited, in thousands)

	Completion
	& Production	Drilling		Corporate &
	Services	Services	Products	Other	Total
Quarter Ended December 31, 2009:
Modified EBITDA	$38,698	$2,942	$1,540	$(8,744)	$34,436
4th Qtr. 2009 fixed asset and inventory adjustments	1,955	—	—	—	1,955

Adjusted EBITDA	36,743	2,942	1,540	(8,744)	32,481
Depreciation and amortization	41,536	4,565	599	562	47,262
Other intangible impairment loss	2,488	—	—	—	2,488
Goodwill impairment loss	97,643	—	—	—	97,643

Operating income (loss)	$(104,924)	$(1,623)	$941	$(9,306)	$(114,912)

Quarter Ended December 31, 2008 (Revised):
Adjusted EBITDA	$119,341	$14,010	$2,468	$(12,052)	$123,767
Depreciation and amortization	44,326	5,434	775	604	51,139
Goodwill impairment loss	243,203	27,410	1,393	—	272,006

Operating income (loss)	$(168,188)	$(18,834)	$300	$(12,656)	$(199,378)

Quarter Ended September 30, 2009:
Modified EBITDA	$34,830	$(2,359)	$1,791	$(7,025)	$27,237
3rd Qtr. 2009 fixed asset and inventory adjustments	3,434	1,398	—	—	4,832

Adjusted EBITDA	31,396	(3,757)	1,791	(7,025)	22,405
Depreciation and amortization	43,744	5,466	603	566	50,379
Fixed asset impairment charge	—	36,158	—	—	36,158

Operating income (loss)	$(12,348)	$(45,381)	$1,188	$(7,591)	$(64,132)

Year Ended December 31, 2009:
Modified EBITDA	$178,715	$11,039	$7,966	$(34,313)	$163,407
2009 fixed asset and inventory adjustments	12,928	1,398	—	—	14,326

Adjusted EBITDA	165,787	9,641	7,966	(34,313)	149,081
Depreciation and amortization	174,929	21,067	2,460	2,276	200,732
Fixed asset and other intangible impairment loss	2,488	36,158	—	—	38,646
Goodwill impairment loss	97,643	—	—	—	97,643

Operating income (loss)	$(109,273)	$(47,584)	$5,506	$(36,589)	$(187,940)

Year Ended December 31, 2008:
Modified EBITDA	$467,100	$58,743	$12,677	$(38,293)	$500,227
Depreciation and amortization	156,298	19,961	2,537	2,401	181,197
Goodwill impairment loss	243,203	27,410	1,393	—	272,006

Operating income (loss)	$67,599	$11,372	$8,747	$(40,694)	$47,024

Complete Production Services, Inc.
Reconciliation of Earnings Per Share per GAAP Less Certain Non-cash Charges
For the Quarters Ended December 31, 2009 and 2008
(unaudited, in thousands except per share amounts)

	Quarter ended
	December 31,
	2009	Revised 2008

Net loss from continuing operations, as reported	$(103,475)	$(215,279)
Add: Fixed asset and inventory adjustments	1,955	—
Add: Intangible asset impairment	2,488	—
Add: Goodwill impairment charge	97,643	272,006
Less: Tax benefit recognized from these non-cash charges	(11,176)	(19,863)

Adjusted net loss	$(12,565)	$36,864

Diluted weighted average shares outstanding, as reported	75,243	74,718

Diluted loss per share:

As reported	$(1.38)	$(2.88)

As adjusted	$(0.17)	$0.49